UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 6, 2006

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9725 South Robert Trail
Inver Grove Heights, Minnesota 55077
(Address of principal executive offices, including zip code)

(651) 452-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 6, 2006, we entered into a production services agreement with Minnetronix, Inc.  The agreement, along with an accompanying services agreement and sustaining services agreements, sets forth the terms and conditions under which Minnetronix will manufacture our reciprocator instrument for our planned minimally invasive system and provide certain maintenance and other services for such instrument.

We placed an initial order for instruments in connection with our execution of the agreement.  Any future orders will be made under the agreement based on price quotes offered from time to time by Minnetronix.  Other than the initial placed order, we have no minimum purchase obligation under the agreement, and may use other manufacturers to manufacture the instruments.

Minnetronix is responsible for assembly, testing and inspection of each instrument.  The agreement provides a one-year parts and labor warranty on instruments sold under the agreement.  The agreement has a two-year term with automatic one-year renewal periods, subject to termination for convenience on one-year’s notice as described in the agreement.

We intend to file the foregoing agreement as an exhibit to our Quarterly Report on Form 10-QSB for the period in which we entered into such agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: December 12, 2006	By:	/s/ Eapen Chacko
Eapen Chacko
Vice President, Finance and Chief Financial Officer